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                                                                   EXHIBIT 10.17

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE

$61,250                                                      September 1st, 1999


For value received, the undersigned promises to pay to Therasense, Inc., a California corporation (the "Company"), or order, at its principal office the principal sum of $61,250.00 without interest. Said principal shall be due on the earlier September 1, 2003, or (ii) the undersigned's termination of employment with or services to the Company.

Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

This Note is secured by a pledge of 175,000 shares of Common Stock of the Company, pursuant to the provisions of the Restricted Common Stock Purchase Agreement between the Company and the undersigned executed contemporaneously with this Note.

The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the Shares or other collateral securing this
Note in the event of default.

                                             /s/ Charlie Liamos
                                             ---------------------------
                                             Charlie Liamos